UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2009

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of New Director.  On December 8, 2009, the Board of Directors of J. C. Penney Company, Inc. (“Company”) elected Geraldine Laybourne as a member of the Board of Directors.  There are no arrangements or understandings between Ms. Laybourne and any other person pursuant to which she was elected as a director. Ms. Laybourne was also appointed to the Human Resources and Compensation and Corporate Governance Committees of the Board.

In connection with her election to the Board, and pursuant to the terms of the Company’s 2009 Long-Term Incentive Plan, Ms. Laybourne will be granted an award of restricted stock units having a market value of $57,540 on December 11, 2009. This award represents a pro-rata amount of the current annual equity award to non-associate directors based on the date of Ms. Laybourne’s election.

A copy of the press release announcing Ms. Laybourne’s election to the Board is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued December 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet L. Dhillon
Janet L. Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  December 8, 2009

EXHIBIT INDEX

Exhibit Number                            Description

99.1                                  J. C. Penney Company, Inc. News Release issued December 8, 2009